Exhibit 32.1

Section 1350 Certifications

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of Dollarama Group L.P. and Dollarama Group Holdings L.P. (together, the “Company”) on Form 10-K for the fiscal year ended February 1, 2009, as filed with the Securities and Exchange Commission (the “Report”), we, Larry Rossy and Robert Coallier, Chief Executive Officer and Chief Financial Officer, respectively, of the general partner of the Company, Dollarama Group GP Inc., certify that to our knowledge:

1. the Report complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange of 1934, as amended; and

2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 17, 2009

/s/ Larry Rossy
Larry Rossy Chief Executive Officer

/s/ Robert Coallier
Robert Coallier Chief Financial Officer